UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2025

SHARPS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41355	82-3751728
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Suite 124,

Melville, NY 11747

(Address of principal executive office) (Zip Code)

(631) 574-4436

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	STSS	Nasdaq Capital Market
Common Stock Purchase Warrants	STSSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed on August 25, 2025 on August 21, 2025, Sharps Technology, Inc. (the “Company”) had previously entered into a settlement term sheet with Barry Berler and Plastomold Industries Ltd (“Plastomold”) to settle the outstanding litigation as referenced in the Company’s latest quarterly report on Form 10-Q for the quarterly period ended June 30, 2025, and other SEC filings (the “Litigation”).

On October 6, 2025, the Company entered into a confidential settlement agreement and release (the “Settlement Agreement”) with Mr. Berler, Plastomold, Plasto Design Solutions (“PDS”), Plasto Design Ltd. (“Plasto Design,” and together with Plastomold and PDS as the “Plasto”) and Plasto Technology Group LLC (“Plasto Technology”), whereby the Company, Mr. Berler, Plasto and Plasto Technology have agreed to unconditionally and irrevocably release and discharge each other and their respective representatives from and against any and all claims alleged in the Litigation (the “Settlement”). The Settlement Agreement also provides that neither party’s entry into the Settlement Agreement shall be deemed an admission of fault, responsibility, or liability for any claim alleged in the Litigation.

Pursuant to the Settlement Agreement, the Company will enter into definitive agreements, including a bill of sale, assignment and assumption agreement providing for the transfer by the Company to Plasto Technology of certain assets, and a contract for the transfer of business share providing for the assignment by the Company to Plasto Technology of all of the Company’s right, title and interest in and to the issued and outstanding shares of Safegard Medical Kft, our Hungarian subsidiary. In addition, the Company will execute agreements for the transfer of certain patents and registered trademarks, along with the related goodwill associated therewith.

Other than Mr. Berler’s prior role as a co-founder and former chief technology officer of the Company, and Plasto Technology’s designation by Mr. Berler and Plasto, there is no material relationship between the Company, on the one hand, and Mr. Berler or Plasto Technology, on the other hand.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information of the Company as of and for the six months ended June 30, 2025 and the audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2024, is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
10.1	Confidential settlement agreement and release, dated October 6, 2025
99.1	Unaudited pro forma condensed consolidated financial information as of and for the six months ended June 30, 2025 and Year Ended December 31, 2024 and the accompanying footnotes
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sharps Technology, Inc.

Dated: October 6, 2025	By:	/s/ Paul K. Danner
	Name:	Paul K. Danner
	Title:	Principal Executive Officer